EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our report dated January 19, 2005 included in the Registration Statement on Form SB-2 Amendment No. 2 and related Prospectus of GA Computer Sciences Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

August 8, 2005